DIASYS CORPORATION
                       (A DEVELOPMENT STAGE CORPORATION)

                            STATEMENT OF OPERATIONS
                                   PRO FORMA


                                                                01/31/98
                                                               (UNAUDITED)
                                                               -----------

Sales of workstations and related supplies ................       12,491
Cost of goods sold ........................................        3,123
                                                                 -------
Gross Profit ..............................................        9,368
% of Gross Profit .........................................        75.00%

OPERATING EXPENSES
Selling ...................................................       41,964
General & Administrative ..................................       18,904
Investment Banking advisory services ......................            0
Research & Development ....................................        1,533
                                                                 -------
                                                                  62,401
                                                                 -------
Income/(Loss) from operations .............................      (53,033)
Interest Income ...........................................        2,045
Net Income/(Loss) .........................................      (50,988)